EXHIBIT A
                                                                    ---------


                             JOINT FILING AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, $.01 par value per share, of ThermoView Industries, Inc. is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 10, 2000

                                   GE CAPITAL EQUITY INVESTMENTS, INC.

                                   By: /s/ Michael E. Pralle
                                       -----------------------------------------
                                       Name: Michael E. Pralle
                                       Title: President and General Manager



                                   GENERAL ELECTRIC CAPITAL CORPORATION

                                   By: /s/ Michael E. Pralle
                                       -----------------------------------------
                                       Name: Michael E. Pralle
                                       Title: Vice President



                                   GENERAL ELECTRIC CAPITAL SERVICES, INC.

                                   By: /s/ Michael E. Pralle                  *
                                       -----------------------------------------
                                       Name: Michael E. Pralle
                                       Title: Attorney-in-fact



                                   GENERAL ELECTRIC COMPANY

                                   By: /s/ Michael E. Pralle                 **
                                       -----------------------------------------
                                       Name: Michael E. Pralle
                                       Title: Attorney-in-fact



* Power of attorney, dated as of April 30, 1998, by General Electric Capital Services, Inc., is hereby incorporated by reference to Schedule 13D of Telescan, Inc., filed January 14, 1999 by GE Capital Equity Investments, Inc.

**Power of attorney, dated as of April 30, 1998, by General Electric Company, is hereby incorporated by reference to Schedule 13D for Telescan, Inc. filed January 14, 1999 by GE Capital Equity Investments, Inc.



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